January 19, 2007

American Stock Exchange Symbol: URZ
Frankfurt Stock Exchange Symbol: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722

Website: www.uranerz.com

Registration Statement Declared Effective

Uranerz Energy Corporation (the “Company”) announces that the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), has been declared effective. The Registration Statement registers for resale shares of the common stock of the Company by the Selling Shareholders listed in the Registration Statement. While the Registration Statement remains effective, the Selling Shareholders will be able to resell the registered shares to the public, so long as they comply with prospectus delivery requirements under the 1933 Act and the transfer and distribution requirements described under the “Plan of Distribution” section of the Registration Statement.

The Company will not receive any proceeds from the sale or distribution of the common stock by the Selling Shareholders. The Company may receive proceeds from the exercise of warrants, if any, and will use the proceeds from any warrant exercise for general working capital purposes.

Nothing in this press release is intended to convey or communicate an offer to sell shares by or on behalf of the Company. The Company will take no part in the resale of these shares to the public.

ON BEHALF OF THE BOARD

“Dennis L. Higgs”

Dennis L. Higgs
Chairman

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

(i)	the possible impact that the resale of the registered securities may have on the trading price of the Company’s common stock;
(ii)	the availability of other resale exemptions to selling shareholders;
(iii)	the Company’s ability to maintain the effectiveness of the resale registration statement; and
(iv)	the business of the Company and the Company’s ability to establish commercial deposits or reserves of uranium on its properties.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

USA OPERATIONS		CANADA OPERATIONS		American Stock Exchange: URZ
P.O. Box 50850	T: 307 265 8900	Suite 1410	T: 604 689 1659	Frankfurt Exchange: U9E
1701 East E Street	F: 307 265 8904	800 West Pender Street	F: 604 689 1722	www.uranerz.com
Casper WY 82605-0850		Vancouver BC V6C 2V6